PEOPLES FINANCIAL CORPORATION

OTCQX: PFBX

2021

BURKENROAD REPORTS
VIRTUAL INVESTMENT
CONFERENCE

PEOPLES FINANCIAL CORPORATION



Safe Harbor Statement

This document reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

PEOPLES FINANCIAL CORPORATION

Corporate Profile

- The Peoples Bank founded 1896
- Headquarters - Biloxi, MS
- Employees - 136
- Branches - 18
- ATMs - 30

Peoples Financial Corporation

Market Statistics – 3/31/2021

- Assets: $752 million
- Market Cap: $82 million
- Stock price 52 week range: $10.05 - $17.01
- Book value: $19.36
- Price/book: 88%
- Shares outstanding: 4,878,557
- Insider Ownership: 35%
- Institutional Ownership: 48%

Peoples Financial Corporation

FIRST QUARTER 2021 UPDATE

- Net earnings totaled $4,330,000
  386% increase over 1Q20
- Net Interest Margin declined 44bps in 1Q21 vs 1Q20
- Loan volume increased 0.50% in 1Q21 vs 1Q20
- Primary capital ratio of 13.79%, well in excess of regulatory minimums

Peoples Financial Corporation


OH GEE
OH GEE

(In thousands, except per share figures) (Unaudited)				
EARNINGS SUMMARY				
Three Months Ended March 31,		2021		2020
Net interest income	$	4,515	$	4,396
Provision for loan losses		(4,853)		64
Non-interest income		1,510		2,266
Non-interest expense		6,548		5,475
Net income		4,330		1,123
Earnings per share		.89		.23
TRANSACTIONS IN THE ALLOWANCE FOR LOAN LOSSES				
Three Months Ended March 31,		2021		2020
Allowance for loan losses, beginning of period	$	4,426	$	4,207
Recoveries		4,584		62
Charge-offs		(85)		(142)
Provision for loan losses		(4,853)		64
Allowance for loan losses, end of period	$	4,072	$	4,191
BALANCE SHEET SUMMARY				
March 31,		2021		2020
Total assets	$	752,275	$	646,149
Loans		272,273		270,928
Securities		337,049		293,111
Other real estate (ORE)		3,143		6,573
Total deposits		633,759		525,825
Shareholders' equity		94,460		99,543
Book value per share		19.36		20.34
Weighted average shares		4,878,557		4,927,616

Peoples Financial Corporation

Performance Ratios

March 31	2021	2020
• Return on Average Assets:	2.42%	0.72%
• Return on Average Equity:	24.18%	4.62%
• Net Interest Margin:	2.65%	3.09%
• Efficiency Ratio:	60%	83%

PEOPLES FINANCIAL CORPORATION

ASSET QUALITY

2011 – 1Q/2021

AGING OF PAST DUE LOANS

	30-59 Days		60 - 89 Days		90 Days Accruing		Non-Accruals		Total		% of Total Loans	Total Loans
	#	Amt	#	Amt	#	Amt	#	Amt	#	Amt		
12/31/11	136	$17,373,673	27	$3,924,249	13	$1,832,431	64	$57,592,714	240	$80,723,067	18.7%	$432,407,000
12/31/12	137	$17,680,602	31	$2,808,965	11	$1,538,895	54	$53,890,511	233	$75,918,973	17.7%	$429,738,335
12/31/13	124	$12,859,783	12	$2,590,023	8	$ 749,559	42	$26,171,386	188	$42,370,751	11.3%	$374,578,330
12/31/14	99	$ 8,002,829	17	$2,185,595	10	$ 763,469	60	$33,297,556	186	$44,249,449	12.2%	$361,687,083
12/31/15	81	$ 8,589,882	19	$3,316,737	3	$ 145,524	37	$15,185,797	140	$27,237,940	8.1%	$337,131,946
12/31/16	76	$ 6,276,143	14	$1,985,920	0	$ -0-	41	$11,852,702	131	$20,114,765	6.0%	$315,355,000
12/31/17	58	$11,528,995	13	$ 305,237	0	$ -0-	114	$13,810,278	185	$25,645,510	9.2%	$279,987,899
12/31/18	54	$4,445,783	20	$7,405,918	2	$ 54,312	89	$8,250,480	165	$20,156,493	7.4%	$272,305,470
12/31/19	50	$4,568,460	16	$ 432,394	0	$ -0-	28	$9,265,904	94	$14,266,758	5.3%	$268,532,582
12/31/20	32	$3,218,616	3	$ 61,642	0	$ -0-	17	$3,027,598	52	$ 6,307,856	2.3%	$277,950,659
3/31/21	12	$ 833,430	4	$ 195,199	0	$ -0-	18	$2,940,573	34	$ 3,973,210	1.5%	$271,587,859

PEOPLES FINANCIAL CORPORATION

CAPITAL

(in thousands)

Year-End	Book Value Per Share($)	Total Capital ($)	Primary Capital to Avg. Assets (%)
2018	17.49	86,450	14.36
2019	19.24	95,123	16.27
2020	19.54	95,331	15.69
1Q/21	19.36	94,460	13.79

Looking ahead into 2021

Why Invest in PFBX

- City of Biloxi concluding Katrina related projects: $100MM by late 2022
- MS Gulf Coast scheduled to receive bulk of BP Settlement: $750MM over 20 years
- Huntington Ingalls expanding to accommodate two major ship contracts: $6.5B

Looking ahead into 2021

Why Invest in PFBX

- Current primary capital to average assets: 13.79%
- Reestablished regular dividend payment
- Completed stock repurchase plan: 245,000 shares redeemed
- Shareholder & Management interest are aligned

Peoples Financial Corporation

Market Area



Byram
Brandon
Newellton
Florence
Crystal Springs
Port Gibson
Mendenhall
Bay Springs
Quitman
St Joseph
Hazlehurst
Lorman
Magee
Fayette
Wesson
Laurel
Waynesboro
Collins
Ellisville
Natchez
Brookhaven
Monticello
Sumrall
Hattiesburg
Richton
Summit
McComb
Columbia
Gloster
Magnolia
Tylertown
Purvis
Beaumont
Leakesville
Woodville
Centreville
Kentwood
Lumberton
Lucedale
Jackson
Clinton
Franklinton
Poplarville
Bogalusa
Wiggins
St Francisville
Zachary
Amite
New Roads
Baker
Denham Springs
Hammond
Covington
Picayune
Vancleave
Baton Rouge
Ponchatoula
Mandeville
Biloxi
Plaquemine
Lacombe
Long Beach
Pascagoula
Slidell
Bay St Louis
Gonzales
Lake Pontchartrain

PEOPLES FINANCIAL CORPORATION



Information

Corporate Office
Mailing Address
P.O. Box 529
Biloxi, MS 39533

Physical Address
152 Lameuse St.
Biloxi, MS 39530
(228)435-8205

Website
www.thepeoples.com

Shareholder Information
Asset Management & Trust Department
The Peoples Bank
P.O. Box 1416
Biloxi, MS 39533-1416
(228)435-8208
investorrelations@thepeoples.com

S.E.C. Form 10-K Requests
Lauri A. Wood, Chief Financial Officer
Peoples Financial Corporation
P.O. Box 529
Biloxi, MS 39533-0529
(228) 435-8412
lwood@thepeoples.com